UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 25, 2016

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Suite 10 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The text set forth below in Item 2.01 (Completion of Acquisition or Disposition of Assets) is incorporated into this Item by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On April 22, 2016, Nevada Gold & Casinos, Inc. (the “Company”) executed the First Amendment to Option Agreement (the “Amendment”) for the sale of approximately 260 acres of vacant land in Gilpin County, Colorado (the “Property”) for a purchase price of $750,000. In connection with the transaction, the Company expects to record a non-cash impairment of approximately $350,000 in the fourth quarter of its 2016 fiscal year.

Pursuant to the Amendment, the Company has sold the Property to RSM Partners LLC. The Company received a $75,000 down payment and will finance the balance at 5% interest only, with interest payable monthly, and a balloon payment of $675,000 due April 30, 2019. The transaction will be accounted for under the deposit method, recording the down payment as a liability and effectively deferring the recognition of the sale until the buyer's investment is at least 20% of the initial purchase price.

After expenses, including a brokerage fee, proceeds of the sale will be applied as a reduction to the Company’s Credit Agreement with Mutual of Omaha Bank.

The foregoing description is intended to be a summary and is qualified in its entirety by reference to the documents attached as Exhibits 10.1, 10.2 and 99.1 and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Option Agreement dated April 8, 2013 between Gold Mountain Development, LLC and Nevada Gold & Casinos, Inc (Seller) and Clear Creek County Development (Purchaser).
10.2	First Amendment to Option Agreement dated April 22, 2016 between the Company and Clear Creek Development Company.
99.1	Press Release dated April 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: April 25, 2016	By:	/s/ James D. Meier
James D. Meier
Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit
10.1	Option Agreement dated April 8, 2013 between Gold Mountain Development, LLC and Nevada Gold & Casinos, Inc (Seller) and Clear Creek County Development (Purchaser).
10.2	First Amendment to Option Agreement dated April 22, 2016 between the Company and Clear Creek Development Company.
99.1	Press Release dated April 25, 2016.